Exhibit 3.21

ARTICLES OF ORGANIZATION

OF

CALUMET SHREVEPORT LUBRICANTS & WAXES, LLC.

The undersigned person hereby forms a limited liability company under the Indiana Business Flexibility Act, as amended (the “Act”), and adopts the following as the Articles of Organization of Calumet Shreveport Lubricants & Waxes, LLC. (the “Company”):

ARTICLE I

NAME

The name of the Company is Calumet Shreveport Lubricants & Waxes, LLC.

ARTICLE II

DURATION

The period of duration of the Company is perpetual until dissolution in accordance with the Act.

ARTICLE III

PURPOSE

The Company is organized to transact all lawful business for which limited liability companies may be organized under the Act, Including, but not limited to, the ability to own, sell, rent, lease, operate, manage, improve, repair, mortgage or otherwise deal in real and personal property, their appurtenances and fixtures.

ARTICLE IV

REGISTERED AGENT; REGISTERED OFFICE

The name of the Registered Agent of the Company is Thomas L. Mattix. and the address of the Company’s Registered Office, is 5400 W. 86th Street, Indianapolis. Indiana 46268.

ARTICLE V

MANAGEMENT

The management of the Company shall be vested in the Member.

These Articles of Organization are executed this 4th day of October, 2004.

/s/ Thomas L. Mattix
Thomas L. Mattix

ARTICLES OF AMENDMENT

to the

ARTICLES OF ORGANIZATION

Pursuant to the provisions of the Indiana Business Flexibility Act, as amended (the “Act”), the undersigned limited liability company desires to amend its Articles of Organization and for that purpose submits the following articles of amendment.

1.	The name of the limited liability company is Calumet Shreveport Lubricants & Waxes, LLC (the “LLC”).

2.	The date of organization of the LLC is October 4, 2004.

3.	The Articles of Organization are amended by adding the following Article VI:

ARTICLE VI

MEMBERSHIP INTERESTS

All limited liability company interests in the LLC are securities governed by Article 8 and all other provisions of the Uniform Commercial Code as adopted and amended in the State of Indiana on the date hereof (the “UCC”),and pursuant to the terms of Section 8-103 of the UCC, such limited liability company interests shall be “securities” for all purposes of such Article 8 and under all other provisions of the UCC.

4.	The amendment to the Articles of Organization was adopted on November 10, 2005.

5.	The manner of adoption of the Articles of Amendment constitute full legal compliance with the provisions of the Act, and the Articles of Organization.

I hereby verify, subject to the penalties of perjury, that the statement contained herein are true, this 10th day of November, 2005.

MEMBER:

CALUMET SHREVEPORT, LLC

/s/ R. Patrick Murray II
Name: R. Patrick Murray II
Title: Vice President & Chief Financial Officer